EXHIBIT 10.11

[Form of Letter Agreement for
Trian Fund Management, L.P.]

[                     ], 2008

Trian Acquisition I Corp.
280 Park Avenue, 41st Floor
New York, New York 10017

Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
As Representatives of the several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

          Re: Initial Public Offering of Trian Acquisition I Corp.

Ladies and Gentlemen:

     This letter is being delivered to you in accordance with the Underwriting Agreement dated as of [                          ], 2008 (the “Underwriting Agreement”), by and between Trian Acquisition I Corp., a Delaware corporation (the “Company”), and Deutsche Bank Securities Inc. (“Deutsche Bank”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “Initial Public Offering”) of the Company’s units (the “Units”), each consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (a “Warrant”) entitling the holder thereof to purchase one share of Common Stock.

     In connection with the Initial Public Offering, the undersigned will enter into a letter agreement with Deutsche Bank and Merrill Lynch pursuant to which the undersigned will agree to place limit orders (or to cause Trian Partners to place limit orders) for up to $75,000,000 of shares of Common Stock (the “Aftermarket Shares”) for a period commencing two business days after the Company files a preliminary proxy statement relating to its Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation in effect on the date hereof (the “Certificate of Incorporation”)) and ending on the business day immediately preceding the record date for the meeting of stockholders at which the Business Combination is to be approved (for purposes of this Agreement, “Trian Partners” means the undersigned and its Affiliates (as defined below), together with the funds and accounts the undersigned and its Affiliates manage.

     In addition, in connection with the Initial Public Offering, the undersigned will enter into a Co-Investment Unit Subscription Agreement with the Company pursuant to which the undersigned will agree to purchase and acquire from the Company (or cause Trian Partners to purchase and acquire) such number of Units (the “Co-Investment Units”) as may be acquired at a price of $10.00 per unit using the remaining portion, if any, of the $75,000,000 that has not been used by Trian Partners to purchase Aftermarket Shares.

     In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Initial Public Offering, and in recognition of the benefit that such Initial Public Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

     1. Approval of Business Combination or Extension Period. The undersigned agrees that in connection with any vote of the stockholders of the Company on (i) a proposed amendment to the Certificate of Incorporation to extend the time period within which the Company must consummate a Business Combination to up to 30 months or (ii) a proposed Business Combination, it will vote any Aftermarket Shares it has acquired in favor of such extension or Business Combination and will not exercise conversion rights (as described in the Certificate of Incorporation) in respect of any such Aftermarket Shares. The undersigned further agrees that in connection with a stockholder vote to approve a proposed Business Combination, it will vote any such Aftermarket Shares in favor of an amendment to the Certificate of Incorporation providing for the Company’s perpetual existence following the consummation of the Business Combination.

     2. Liquidation. In the event that the Company fails to consummate a Business Combination within 24 months (or up to 30 months if the public stockholders approve an extension pursuant to the terms of the Certificate of Incorporation) after the date of the final prospectus included in the Registration Statement on Form S-1 relating to the Initial Public Offering (the “Registration Statement”), the undersigned will take all reasonable actions within its power to (i) cause the Trust Account (as defined in the Certificate of Incorporation) to be liquidated and the proceeds distributed to the holders of shares sold in the Initial Public Offering as soon as reasonably practicable and (ii) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”), in each case in accordance with the terms of the Certificate of Incorporation and all applicable laws.

     3. Transfer Restrictions. (a) The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “transfer”), directly or indirectly, any Aftermarket Shares, any Co-Investment Units or any shares of Common Stock or Warrants included in the Co-Investment Units (including the Common Stock issuable upon exercise of the Warrants) that it currently owns or may acquire hereafter from the date hereof until 180 days following the date of the consummation of a Business Combination, except to a Permitted Transferee. Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 3 after the date hereof will be subject to the condition that the Permitted Transferee has agreed in writing to be bound by the terms of Paragraphs 1, 2 and 3 hereof.

           “Permitted Transferee” means (i) the Company, any of the Company’s officers, directors and employees, any Affiliates or Family Members of such individuals, Trian Acquisition I, LLC (the “Sponsor”), Trian Partners, any Affiliates of the Company, the Sponsor or Trian Partners and any officers, directors, members and employees of the Sponsor, Trian Partners or such Affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor. “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended and in effect on the date hereof. “Family Member” of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, any descendants of any sibling of such person, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons.

     4. Liability for Certain Claims. The undersigned agrees that it will be liable to ensure that the proceeds in the Trust Account are not reduced by (and, only to the extent necessary to ensure that amounts in the Trust Account are not reduced, to hold the Company harmless against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) in respect of) (i) the claims of any vendors, service providers (including, but not limited to, lawyers, accountants, investment bankers and lenders) or other entities that are owed money by the Company for services rendered or contracted for, products sold or debt or other financing provided or (ii) claims of any prospective target businesses (or their affiliates) for fees and expenses of third parties that the Company agrees in writing to pay in the event the Company does not consummate a Business Combination with such target businesses, in each case to the extent the Company does not have working capital outside the Trust Account (including amounts available for release) sufficient to cover such claims; provided that such obligation shall not apply to (A) any claimed amounts owed to a third party who has executed a waiver of any right, title, interest or claim of any kind in or to the Trust Account (even if such waiver is subsequently found to be invalid and unenforceable) or (B) any claims against the Company made pursuant to the Underwriting Agreement, including any claims for indemnities or contribution. The undersigned will have the right to defend against any claims covered by this paragraph 4 with counsel of its choice provided that it notifies the Company in writing that it will undertake such defense. Any amounts payable by the undersigned pursuant to this paragraph 4 shall be payable directly into the Trust Account.

     5. Limitation on Compensation. (a) Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive, and no such person will accept, a finder’s fee, consulting fee or any other compensation from the Company for services rendered to the Company prior to or in connection with the consummation of a Business Combination, other than (i) reimbursement for any out-of-pocket expenses relating to the Initial Public Offering, the performance of duties as an officer or director and identifying, investigating and consummating a Business Combination, (ii) by virtue of ownership of Sponsor Units, Sponsor Warrants or any securities included in or issuable upon exercise of such securities and (iii) pursuant to the letter agreement dated as of the date hereof, between the Company and the undersigned relating to the provision of administrative services to the Company.

           (b) Neither the undersigned nor any Affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation (other than by virtue of ownership of the Sponsor Units, Sponsor Warrants or any securities included in or issuable upon exercise of such securities) or fees from any other entity in connection with a Business Combination, other than compensation or fees that may be received for any services provided following such Business Combination.

     6. Representations and Warranties. The undersigned represents and warrants that:

           (a) Except as described in the Registration Statement, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the undersigned with respect to the sale of the securities pursuant to the Underwriting Agreement or any other arrangements, agreements or understandings by the undersigned that may affect the Underwriters’ compensation pursuant to the Underwriting Agreement;

          (b) It is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (c) It has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding;

          (d) It has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked; and

          (e) It has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

     The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the Initial Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

     The undersigned hereby agrees to cause any Trian Partners entity that purchases Aftermarket Shares or Co-Investment Units to agree in writing to be bound by paragraphs 1, 2 and 3 hereof.

     This letter agreement shall be binding on the undersigned and such person’s successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this letter agreement prior to its termination; and provided further that paragraph 2 of this letter agreement shall survive a termination pursuant to clause (ii) and paragraph 4 of this letter agreement shall survive a termination pursuant to clause (i) or (ii).

     This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced. The Company shall not consent to any amendment, change, waiver, alteration or modification to paragraph 4 of this letter agreement prior to the consummation of a Business Combination and the dissolution of the Trust Account in connection therewith.

TRIAN ACQUISITION I, LLC

By:
Name:
Title:

Accepted and agreed:

TRIAN ACQUISITION I CORP.

By:
Name:
Title:

ACCEPTED AND AGREED:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

ACCEPTED AND AGREED:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title: